UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2014

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

On December 11, 2014, Eli Lilly and Company (“Lilly”) exercised its rights under its Multi-Target Agreement with ImmunoGen, Inc. (also referred to as “us”) to take two licenses for exclusive rights to develop and commercialize anticancer products to two undisclosed targets using our antibody-drug conjugate technology.  Lilly has now taken all licenses allowed under its Multi-Target Agreement.

The exercise by Lilly of its rights to take these licenses results in $15.6 million in revenue being recorded by ImmunoGen in the current quarter, comprising the exercise fee for these licenses payable in cash and the recognition of the remaining portion of the upfront fee paid by Lilly with the establishment of the Multi-Target Agreement.  Additionally, each license entitles us to receive up to approximately $200 million in milestone payments plus royalties on the commercial sales of any resulting products.  Lilly is responsible for the development, manufacturing and marketing of any products resulting from these licenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 15, 2014	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer